UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2020

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock of $0.50 par value per share	EMR	New York Stock Exchange
Chicago Stock Exchange
0.375% Notes due 2024	EMR 24	New York Stock Exchange
1.250% Notes due 2025	EMR 25A	New York Stock Exchange
2.000% Notes due 2029	EMR 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The final results for each of the matters submitted to a vote at the Company’s 2020 Annual Meeting of Shareholders held on February 4, 2020 are as follows:

Proposal 1: The four Directors named in the Proxy Statement were elected by the shareholders, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
M. S. Craighead	424,090,994	10,257,291	90,262,188
D. N. Farr	407,085,773	27,262,512	90,262,188
G. A. Flach	425,272,532	9,075,753	90,262,188
M. S. Levatich	423,538,858	10,809,427	90,262,188

Proposal 2: The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2020 was ratified by the shareholders, by the votes set forth below:

For	Against	Abstain
504,648,619	18,864,431	1,097,423

Proposal 3: The Company’s executive compensation, as described in the Proxy Statement, was approved by the non-binding advisory votes of the shareholders set forth below:

For	Against	Abstain	Broker Non-Votes
399,930,681	31,121,332	3,296,272	90,262,188

Proposal 4: The proposal to approve an amendment to the Company’s Restated Articles of Incorporation to declassify the Board of Directors, as described in the Proxy Statement, which required the vote of 85% of outstanding shares in favor for approval, was not approved by the shareholders, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes	% of Outstanding Shares Voting For
424,057,935	7,758,971	2,531,379	90,262,188	69.4%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO.

Date: February 7, 2020	By:	/s/ John A. Sperino
John A. Sperino
Vice President and Assistant Secretary